EXHIBIT 4.13

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                               IDAHO POWER COMPANY


                                       TO


                      DEUTSCHE BANK TRUST COMPANY AMERICAS


                                       AND


                                  STANLEY BURG,


                As Trustees under its Mortgage and Deed of Trust
                          dated as of October 1, 1937.


                                 _______________


                     _______________ Supplemental Indenture
           providing among other things for Bonds of __________ Series
                          Dated as of __________, 200_



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

                               TABLE OF CONTENTS\1
                                                                            Page

ARTICLE I  DESCRIPTION OF BONDS OF _________ SERIES............................6
       SECTION 1  General Terms and Redemption Provisions......................6
       SECTION 2  Exchange and Transfers of Bonds..............................9
       SECTION 3  Form of Bonds...............................................10
       SECTION 4  Temporary Bonds.............................................10

ARTICLE II  ISSUE OF BONDS OF __________ SERIES...............................10
       SECTION 5  Issue of Bonds..............................................10

ARTICLE III  COVENANTS........................................................10
       SECTION 6  Application of Original Indenture...........................10
       SECTION 7  Lawful Ownership............................................10
       SECTION 8  Annual Certificate as to Defaults...........................11

ARTICLE IV  THE TRUSTEES......................................................11

ARTICLE V  MISCELLANEOUS PROVISIONS...........................................11


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1/  This table of contents shall not have any bearing upon the interpretation of this Supplemental Indenture.

          SUPPLEMENTAL INDENTURE, dated as of the _____ day of __________, 200_ made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (successor by merger to Idaho Power Company, a corporation of the State of Maine, hereinafter sometimes called the "Maine Company"), whose address is 1221 West Idaho Street, Boise, Idaho 83702-5627 (hereinafter sometimes called the "Company"), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a corporation of the State of New York whose post office address is 60 Wall Street, New York, N.Y. 10005 (hereinafter sometimes called the "Corporate Trustee"), and Stanley Burg (hereinafter sometimes called the "Individual Trustee"), parties of the second part (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust dated as of October 1, 1937 hereinafter referred to;

          WHEREAS, the Maine Company has heretofore executed and delivered to the Trustees its Mortgage and Deed of Trust (hereinafter sometimes referred to as the "Original Indenture"), dated as of October 1, 1937, to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding thereunder and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

          WHEREAS, the Maine Company was merged into the Company on June 30, 1989; and

          WHEREAS, in order to evidence the succession of the Company to the Maine Company and the assumption by the Company of the covenants and conditions of the Maine Company in the Bonds and in the Original Indenture, as supplemented, contained, and to enable the Company to have and exercise the powers and rights of the Maine Company under the Original Indenture, as supplemented, in accordance with the terms thereof, the Company executed and delivered to the Trustees a Twenty-eighth Supplemental Indenture, dated as of June 30, 1989 (which supplemental indenture is hereinafter sometimes called the "Twenty-eighth Supplemental Indenture"); and

          WHEREAS, said Twenty-eighth Supplemental Indenture was recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of Montana; and

          WHEREAS, in accordance with the terms of the Original Indenture the Maine Company or the Company has executed and delivered to the Trustees the following supplemental indentures in addition to the Twenty-eighth Supplemental
Indenture:


         Designation                                            Dated as of
         -----------                                            -----------
First Supplemental Indenture...................................July 1, 1939
Second Supplemental Indenture..................................November 15, 1943

         Designation                                          Dated as of
         -----------                                          -----------
Third Supplemental Indenture..................................February 1, 1947
Fourth Supplemental Indenture.................................May 1, 1948
Fifth Supplemental Indenture..................................November 1, 1949
Sixth Supplemental Indenture..................................October 1, 1951
Seventh Supplemental Indenture................................January 1, 1957
Eighth Supplemental Indenture.................................July 15, 1957
Ninth Supplemental Indenture..................................November 15, 1957
Tenth Supplemental Indenture..................................April 1, 1958
Eleventh Supplemental Indenture...............................October 15, 1958
Twelfth Supplemental Indenture................................May 15, 1959
Thirteenth Supplemental Indenture.............................November 15, 1960
Fourteenth Supplemental Indenture.............................November 1, 1961
Fifteenth Supplemental Indenture..............................September 15, 1964
Sixteenth Supplemental Indenture..............................April 1, 1966
Seventeenth Supplemental Indenture............................October 1, 1966
Eighteenth Supplemental Indenture.............................September 1, 1972
Nineteenth Supplemental Indenture.............................January 15, 1974
Twentieth Supplemental Indenture..............................August 1, 1974
Twenty-first Supplemental Indenture...........................October 15, 1974
Twenty-second Supplemental Indenture..........................November 15, 1976
Twenty-third Supplemental Indenture...........................August 15, 1978
Twenty-fourth Supplemental Indenture..........................September 1, 1979
Twenty-fifth Supplemental Indenture...........................November 1, 1981
Twenty-sixth Supplemental Indenture...........................May 1, 1982
Twenty-seventh Supplemental Indenture.........................May 1, 1986
Twenty-ninth Supplemental Indenture...........................January 1, 1990
Thirtieth Supplemental Indenture..............................January 1, 1991
Thirty-first Supplemental Indenture...........................August 15, 1991
Thirty-second Supplemental Indenture..........................March 15, 1992
Thirty-third Supplemental Indenture...........................April 1, 1993
Thirty-fourth Supplemental Indenture..........................December 1, 1993
Thirty-fifth Supplemental Indenture...........................November 1, 2000
Thirty-sixth Supplemental Indenture\2.........................October 1, 2001


------------------------
2/  Here will be inserted additional, executed supplemental indentures.

each of which is supplemental to the Original Indenture (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the "Indenture"); and

          WHEREAS, the Original Indenture and said Supplemental Indentures (except said Fifteenth Supplemental Indenture) have each been recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of Montana; and

          WHEREAS, the Maine Company or the Company has heretofore issued Bonds, under and in accordance with the terms of the Indenture in the following series and aggregate principal amounts:


                                                          Principal          Principal
                                                            Amount             Amount
Series                                                      Issued           Outstanding
------                                                -----------------   ----------------
3-3/4% Series due 1967............................... $   18,000,000           None
3-1/8% Series due 1973...............................     18,000,000           None
2-3/4% Series due 1977...............................      5,000,000           None
3% Series due 1978...................................     10,000,000           None
2-3/4% Series due 1979...............................     12,000,000           None
3-1/4% Series due 1981...............................     15,000,000           None
4-1/2% Series due 1987...............................     20,000,000           None
4-3/4% Series due 1987...............................     15,000,000           None
4% Series due April 1988.............................     10,000,000           None
4-1/2% Series due October 1988.......................     15,000,000           None
5% Series due 1989...................................     15,000,000           None
4-7/8% Series due 1990...............................     15,000,000           None
4-1/2% Series due 1991...............................     10,000,000           None
5-1/4% Series due 1996...............................     20,000,000           None
6-1/8% Series due 1996...............................     30,000,000           None
7-3/4% Series due 2002...............................     30,000,000           None
8-3/8% Series due 2004...............................     35,000,000           None
10% Series due 2004..................................     50,000,000           None
8-1/2% Series due 2006...............................     30,000,000           None
9% Series due 2008...................................     60,000,000           None
10-1/4% Series due 2003..............................     62,000,000           None


                                      -3-


                                                          Principal          Principal
                                                            Amount             Amount
Series                                                      Issued           Outstanding
------                                                -----------------   ----------------
First Mortgage Bonds, 1984 Series....................     10,100,000           None
16.10% Series due 1991-1992..........................     50,000,000           None
Pollution Control Series A...........................     49,800,000          49,800,000
8.65% Series due 2000................................     80,000,000           None
9.50% Series due 2021................................     75,000,000           None
9.52% Series due 2031................................     25,000,000           None
8% Series due 2004                                        50,000,000          50,000,000
8 3/4% Series due 2027...............................     50,000,000           None
Secured Medium-Term Notes, Series A..................    190,000,000         160,000,000
Secured Medium-Term Notes, Series B..................    197,000,000         140,000,000
Secured Medium-Term Notes, Series C..................    200,000,000         200,000,000
Secured Medium-Term Notes, Series D..................    200,000,000         200,000,000\3

which bonds are hereinafter sometimes called bonds of the First through __________ Series; and

          WHEREAS, the Company, in accordance with the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly determined to make, execute and deliver to the Trustees this __________ Supplemental Indenture for the purposes herein provided, including the issuance of a __________ Series of Bonds under the Indenture, in the aggregate principal amount of up to __________ Million Dollars ($__________), to be designated as "First Mortgage Bonds, _____% Series due __________" ["First Mortgage Bonds, Secured Medium-Term Notes, Series _____"]\4 (herein sometimes called the "Bonds of __________ Series"); and

          WHEREAS, it is also now desired, for the purpose of more effectually carrying out the purposes of the Original Indenture, to confirm specifically the subjection to the lien thereof and of the Indenture of the certain property acquired by the Company in addition to the property specifically described in the Original Indenture and in said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth and Thirty-sixth\5 Supplemental Indentures; and


------------------------
3/  Here will be inserted additional outstanding series of bonds.

4/ Bracketed language will be inserted in lieu of words "First Mortgage Bonds, _____% Series due __________" in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series _____".

5/  Here will be inserted additional, executed supplemental indentures.

          WHEREAS, all things necessary to make said Bonds of _________ Series, when duly authenticated by the Corporate Trustee and issued by the Company, valid and legally binding obligations of the Company and to make the Original Indenture, as heretofore supplemented and as supplemented hereby, a valid and legally binding instrument for the security thereof, have been performed, and the execution and delivery of this __________ Supplemental Indenture and the issue of said Bonds as in this __________ Supplemental Indenture provided have been in all respects duly authorized:

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said Bonds, the Company has duly executed and delivered to the Trustees this __________ Supplemental Indenture and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Stanley Burg and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees as aforesaid, and to their successor or successors in said trust, and to them and their successors, heirs and assigns forever, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company including the following described properties, rights and interests in property (in addition to all other properties heretofore subjected to the lien of the Indenture and not heretofore released from the lien thereof)--that is to say:\6

          All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company.

          TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

          It is not intended herein or hereby to include in or subject to the lien of the Indenture, and the granting clauses hereof shall not be deemed to apply to, (1) any revenues, earnings, rents, issues, income or profits of the mortgaged and pledged property, or any bills, notes or accounts receivable, contracts or choses in action, except to the extent permitted by law in case a completed default specified in Section 65 of the Indenture shall have occurred and be


------------------------
6/  Here will be inserted property descriptions.

continuing and either or both of the Trustees, or a receiver or trustee, shall have entered upon or taken possession of the mortgaged and pledged property, or
(2) in any case, unless specifically subjected to the lien thereof, any bonds, notes, evidences of indebtedness, shares of stock, or other securities or any cash (except cash deposited with the Corporate Trustee pursuant to any provisions of the Indenture) or any goods, wares, merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Individual Trustee and (to the extent of its legal capacity to hold the same for the purposes hereof) unto the Corporate Trustee, and their successors, heirs and assigns forever;

          IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Original Indenture, as amended or modified by said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth and Thirty-sixth Supplemental Indentures and this _________\7 Supplemental Indenture.

          And it is hereby covenanted, declared and decreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and interest coupons, or any of them, issued and to be issued under the Indenture, as follows:

                                   ARTICLE I

                   DESCRIPTION OF BONDS OF __________ SERIES.

          SECTION 1. The __________ Series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Bonds of __________ Series, designated as "First Mortgage Bonds, _____% Series due
__________" of the Company. The Bonds of __________ Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, except insofar as the terms and provisions of the Original Indenture have been or are amended or modified by said First through __________ Supplemental Indentures or by this __________ Supplemental Indenture. Bonds of __________ Series shall mature on __________, and shall be issued as registered Bonds without coupons in denominations of $1,000 and in any multiple thereof, and shall bear interest, payable on __________ and __________ of each year, at the rate of _____% per annum until the principal shall have become due and payable, and, if default shall be made in the payment of said principal when due and payable, at the rate of _____% per annum thereafter until the Company's obligation with respect to payment of said principal shall have been discharged as provided in the Indenture; provided, however, that if Bonds of __________ Series shall have been declared due and payable prior to


------------------------
7/  Here will be inserted additional, executed supplemental indentures.

their stated maturity and such declaration shall have been annulled as provided in the Indenture, the principal of such Bonds shall not be deemed to have been so declared due and payable. The principal of and interest and premium, if any, on the Bonds of __________ Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and, at the option of the Company, interest on each said Bond may also be payable at the office of the Company in Boise, Idaho, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts. The interest on the Bonds of __________ Series, whether in temporary or definitive form, shall be payable without presentation of such Bonds and (subject to the provisions of this Section 1) only to or upon the written order of the registered holders thereof.

          Except as provided in the next succeeding sentence of this Section 1, each Bond of __________ Series shall be dated the date of its authentication and interest shall be payable on the principal represented thereby from the __________ or __________, as the case may be, next preceding the date thereof to which interest has been paid, unless the date thereof is a __________ or __________ to which interest has been paid, in which case such interest shall be payable from such date or unless such date is prior to __________, in which case interest shall be payable from __________. Each Bond of __________ Series authenticated between the record date for any interest payment date and such interest payment date shall be dated the date of its authentication, but interest shall be payable from such interest payment date; provided, however, that if the Company shall default in the payment of the interest due on such interest payment date, any Bond of __________ Series so authenticated shall bear interest from the __________ or __________, as the case may be, next preceding the date of such Bond, to which interest has been paid.

          Interest on any Bond of __________ Series shall be paid to the registered holder of such Bond of __________ Series, or, notwithstanding the cancellation thereof, the Bond of __________ Series in exchange or substitution for which such Bond shall have been issued, at the close of business on the applicable record date; provided, however, that if the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any Bond of __________ Series, such defaulted interest shall be paid to the registered holder of such Bond (or any Bond or Bonds of __________ Series issued upon transfer or exchange thereof) on the date of payment of such defaulted interest or, at the election of the Company, to the person in whose name such Bond (or any Bond or Bonds of __________ Series issued upon transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Bonds of __________ Series not less than ten (10) days preceding such subsequent record date. The term "record date" as used in this Section 1 shall mean, with respect to any semi-annual interest payment date, the close of business on __________ or __________, as the case may be, next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

          The Bonds of __________ Series, in definitive form, shall be, at the option of the Company, fully engraved or shall be lithographed or printed on steel engraved borders or shall be partially lithographed or printed and partially engraved on steel engraved borders or shall be printed on safety paper or shall be typewritten.

          8/[SECTION 1. The __________ Series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be Secured Medium-Term Notes, Series _____, designated as "First Mortgage Bonds, Secured Medium-Term Notes, Series _____ "of the Company. The Bonds of __________ Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, except insofar as the terms and provisions of the Original Indenture have been or are amended or modified by said First through __________ Supplemental Indentures or by this __________ Supplemental Indenture. Bonds of __________ Series shall be issued from time to time in an aggregate principal amount not to exceed $__________, be issued as registered Bonds without coupons in the denominations of $1,000 or in any multiple thereof; each Bond of __________ Series shall mature on such date not less than __________ nor more than __________ from date of issue, shall bear interest at such rate or rates (which may be either fixed or variable) and have such other terms and provisions not inconsistent with the Indenture as the Board of Directors may determine in accordance with a resolution filed with the Corporate Trustee and a written order referring to this __________ Supplemental Indenture; the principal of and interest on each said Bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York and, at the option of the Company, interest on each said Bond may also be payable at the office of the Company in Boise, Idaho, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of __________ Series which bear interest at a fixed rate shall be payable semiannually on __________ and __________ of each year and at maturity (each an interest payment date). Interest on Bonds of __________ Series which bear interest at a variable rate shall be payable on the dates (each an interest payment date) set forth in a resolution filed with the Corporate Trustee referring to this __________ Supplemental Indenture.

          Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the Bonds of __________ Series, all Bonds of __________ Series authenticated by the Corporate Trustee after the Record Date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the date of first authentication of Bonds of such designated interest rate and maturity is after such Record Date), shall be dated the date of authentication, but shall bear interest from such interest payment date, and the person in whose name any Bond of __________ Series is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such Bond of __________ Series, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date. If the date of first authentication of the Bonds of __________ Series of a designated interest rate and maturity is after such Record Date and prior to the corresponding interest payment date, such Bonds shall bear interest from the Original Interest Accrual Date but payment of interest shall commence on the second interest payment date succeeding the Original Interest Accrual Date. "Record Date" for Bonds of __________ Series which bear interest at a fixed rate shall mean the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of a calendar month


------------------------
8/ These provisions will be inserted in lieu of Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series _____".

and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, unless otherwise determined by the Board of Directors and set forth in a resolution filed with the Corporate Trustee referring to this ____________ Supplemental Indenture, and for Bonds of __________ Series which bear interest at a variable rate, the date 15 calendar days prior to any interest payment date, provided that, interest payable on the maturity date will be payable to the person to whom the principal thereof shall be payable. "Original Interest Accrual Date" with respect to Bonds of __________ Series of a designated interest rate and maturity shall mean the date of first authentication of Bonds of such designated interest rate and maturity unless a written order filed with the Corporate Trustee on or before such date shall specify another date from which interest shall accrue, in which case "Original Interest Accrual Date" shall mean such other date specified in the written order for Bonds of such designated interest rate and maturity.

          The Bonds of __________ Series, in definitive form, shall be, at the option of the Company, fully engraved or shall be lithographed or printed on steel engraved borders or shall be partially lithographed or printed and partially engraved on steel borders or shall be printed on safety paper or shall be typewritten.]

          The holders of the Bonds of __________ Series consent that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of Bonds of __________ Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who are holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 [Here will be inserted redemption provisions.]

          SECTION 2. At the option of the registered holder, any Bonds of __________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer (if so required by the Company or by the Trustees) in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount and maturity of Bonds of __________ Series of other authorized denominations. Bonds of __________ Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

          Bonds of __________ Series shall be transferable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

          Notwithstanding the foregoing provisions of this Section 2, the Company shall not be required to make any transfers or exchanges of Bonds of __________ Series for a period of fifteen (15) days next preceding any mailing of notice of redemption, and the Company shall not be required to make transfers or exchanges of the principal amount of any Bonds of __________ Series so called or selected for redemption.

          SECTION 3. The Bonds of __________ Series shall be substantially of the tenor and purport recited in the Original Indenture, and the form thereof shall be as established by resolution of the Board of Directors or the Executive Committee of the Board of Directors of the Company, which resolution may provide that any provisions of such form of Bond may appear on the reverse of such form.

          SECTION 4. Until Bonds of __________ Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing, the Corporate Trustee shall authenticate and deliver, in lieu thereof, Bonds of __________ Series in temporary form, as provided in Section 15 of the Original Indenture.

                                   ARTICLE II

                       ISSUE OF BONDS OF __________ SERIES

          SECTION 5. The Bonds of __________ Series for the aggregate principal amount of up to __________ Million Dollars ($___________) may be executed by the Company and delivered to the Corporate Trustee and shall be authenticated by the Corporate Trustee and delivered to or upon the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or a Vice President and its Treasurer or an Assistant Treasurer, pursuant to and upon compliance with the provisions of Article V, Article VI or Article VII of the Indenture.

                                   ARTICLE III

                                    COVENANTS

          The Company hereby covenants, warrants and agrees:

          SECTION 6. That all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinabove described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as trustees of said property, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to the Individual Trustee and (to the extent of its legal capacity to hold the same for the purposes of the Indenture) the Corporate Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

          SECTION 7. That it is lawfully seized and possessed of all of the mortgaged and pledged property described in the granting clauses of the Indenture, which has not heretofore been released from the lien thereof; that it had or has, at the respective times of execution and delivery of the Original Indenture, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first (as corrected by the Twenty-second), Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth,

Thirty-fifth and Thirty-sixth Supplemental Indentures, and this __________\9 Supplemental Indenture, good right and lawful authority to mortgage and pledge the mortgaged and pledged property described therein, as provided in and by the Indenture; and that such mortgaged and pledged property is, at the actual date of the initial issue of the Bonds of __________ Series, free and clear of any mortgage, lien, charge or encumbrance thereon or affecting the title thereto (other than excepted encumbrances) prior to the lien of the Indenture, except as set forth in the granting clauses of the Indenture.

          SECTION 8. That it will deliver to the Corporate Trustee annually, within ninety (90) days after the close of each fiscal year, commencing with the fiscal year 200_, a certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture. For purposes of this Section 8, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

                                   ARTICLE IV

                                  THE TRUSTEES

          The Trustees hereby accept the trust hereby declared and provided and agree to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this __________ Supplemental Indenture, and in this __________ Supplemental Indenture set forth, and upon the following terms and conditions:

          The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this ____________ Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company only.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

          All terms contained in the __________ Supplemental Indenture shall, for all purposes hereof, have the meanings given to such terms in Article I of the Original Indenture, as amended by Article IV of the Second Supplemental Indenture.

          Except as hereby expressly amended and supplemented, the Original Indenture heretofore amended and supplemented is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.

          This __________ Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts together constitute but one and the same instrument.


------------------------
9/  Here will be inserted additional, executed supplemental indentures.

          IN WITNESS WHEREOF, Idaho Power Company, party hereto of the first part, caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary for and on its behalf, and Deutsche Bank Trust Company Americas, one of the parties hereto of the second part, in token of its acceptance of the trust hereby created has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by a Vice President and its corporate seal to be attested by an Associate and Stanley Burg, one of the parties hereto of the second part, has for all like purposes hereunto set his hand and affixed his seal, each on the date hereinafter acknowledged, as of the day and year first above written.

                                              IDAHO POWER COMPANY


                                              By
                                                --------------------------------

Attest:




--------------------------------

Executed, sealed and delivered by
        IDAHO POWER COMPANY
        in the presence of:



--------------------------------



--------------------------------

                                              DEUTSCHE BANK TRUST COMPANY
                                              AMERICAS


                                                By
                                                  ------------------------------

Attest:




--------------------------------


Executed,sealed and delivered by
       DEUTSCHE BANK TRUST COMPANY AMERICAS,
       in the presence of:



--------------------------------


--------------------------------

                                          --------------------------------[L.S.]
                                                  Stanley Burg

Executed, sealed and delivered by
           STANLEY BURG,
        in the presence of:



--------------------------------



--------------------------------

STATE OF IDAHO      )
                    ) ss.:
COUNTY OF ADA       )

          On the _____ day of __________ , in the year 200_, before me personally came ____________________, to me known, who being by me duly sworn did depose and say that he resides at _____________________________; that he is the ___________________ of Idaho Power Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order; the said ____________________, having personally appeared and known to me to be the
___________________ of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                              Notary Public, State of Idaho

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the _____ day of __________ , in the year 200_, before me personally came ____________________, to me known, who being by me duly sworn did depose and say that he resides at _____________________________; that he is an ___________________ of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order; the said ____________________, having personally appeared and known to me to be an
___________________ of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.


                                          -------------------------------------
                                          Notary Public, State of New York
                                          No. __________
                                          Qualified in __________ County
                                          Certificate filed in New York County
                                          Commission Expires __________

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          On the _____ day of __________, in the year 200_, before me, _______________, a Notary Public in and for the State of New York in the County of New York, personally appeared and came STANLEY BURG, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.



                                          -------------------------------------
                                          Notary Public, State of New York
                                          No. __________
                                          Qualified in __________ County
                                          Certificate filed in New York County
                                          Commission Expires __________

STATE OF IDAHO      )
                    ) ss.:
COUNTY OF ADA       )

          __________, being first duly sworn, upon oath, deposes and says: that he is an officer, to wit, the __________ of Idaho Power Company, a corporation, the mortgagor described in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Idaho Power Company; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned to be thereby secured.



                                          -------------------------------------




Subscribed and sworn to before me
this _____ day of __________, 200_.





-------------------------------------

Notary Public, State of Idaho

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          __________, being first duly sworn, upon oath, deposes and says: that he is an officer, to wit, an __________ of Deutsche Bank Trust Company Americas, a corporation, one of the mortgagees and trustees named in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Deutsche Bank Trust Company Americas that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.


                                          -------------------------------------



Subscribed and sworn to before me
this _____ day of __________, 200_.





-------------------------------------

Notary Public, State of New York
No. __________
Qualified in __________ County
Certificate filed in New York County
Commission Expires __________

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          STANLEY BURG, being first duly sworn, upon oath, deposes and says: that he is one of the mortgagees and trustees named in the foregoing indenture or mortgage; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

                                          -------------------------------------
                                                      Stanley Burg


Subscribed and sworn to before me
this _____ day of __________, 200_.





-------------------------------------

Notary Public, State of New York
No. __________
Qualified in __________ County
Certificate filed in New York County
Commission Expires __________